UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 15, 2011

Value Line, Inc.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S Employer Identification No.)

220 East 42nd Street
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 15, 2011, the annual meeting of the shareholders of Value Line was held to consider three proposals. Final votes have been tabulated and reported by American Stock Transfer & Trust Company, LLC, the Company’s transfer agent.  Details of the voting are provided below:

Proposal 1:

To elect the following nominees as Directors of the Company.

	Votes For	Withheld
Howard A. Brecher	9,260,496	214,639
Stephen R. Anastasio	9,248,727	226,408
Mary Bernstein	9,248,631	226,504
Stephen Davis	9,445,440	29,695
Alfred Fiore	9,445,550	29,585
William Reed	9,445,705	29,430

Proposal 2: Advisory vote on executive compensation, commonly referred to as “say-on-pay”	Votes For 9,355,350	Votes Against 34,781	Abstentions 85,004	Broker Non-Vote 0
Proposal 3: Advisory vote on frequency of future stockholder advisory votes on executive compensation	Every 1 Year 439,194	Every 2 Years 7,645	Every 3 Years 8,945,155	Abstentions 83,141	Broker Non-Vote 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.

Dated: September 16, 2011	By:	/s/ Howard A. Brecher
Howard A. Brecher
Acting Chairman & Acting Chief Executive Officer